InnerWorkings Announces Record Fourth Quarter and Full Year 2010 Results

Record Quarterly and Annual Revenue; Expanding Geographic Footprint to Meet Needs of
Global Clients

CHICAGO, IL February 15, 2011 — InnerWorkings, Inc. (NASDAQ: INWK), a leading global provider of managed print and promotional solutions, today reported results for the fourth quarter and fiscal year ended December 31, 2010.

Quarterly Highlights:

•	Record revenue for the fourth quarter of $130.4 million, an increase of 20.9% compared to revenue of $107.9 million in the fourth quarter of 2009.

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Net income was $3.5 million, an increase of 61.9% compared to $2.2 million in the year-earlier period. Earnings were $0.07 per diluted share compared to $0.05 per diluted share in the fourth quarter of 2009.

•	Adjusted EBITDA was $7.9 million, an increase of 30.2% compared to $6.1 million in the year-earlier period. Please refer to the non-GAAP reconciliation table below for more information.

•	Revenue from new accounts was $12.8 million.

•	Cash flow generated from operations was $6.2 million compared to $4.1 million in the fourth quarter of 2009.

Fiscal Year Highlights:

•	Record revenue for fiscal year 2010 of $482.2 million, an increase of 20.4% compared to revenue of $400.4 million in fiscal year 2009.

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Net income was $11.2 million and diluted earnings per share were $0.24, compared to net income of $6.3 million and diluted earnings per share of $0.13 in fiscal year 2009, an increase of 77.7% and 84.6%, respectively.

•	Adjusted EBITDA was $27.4 million, an increase of 37.0% compared to $20.0 million in fiscal year 2009. Please refer to the non-GAAP reconciliation table below for more information.

•	Revenue from new accounts was $59.7 million.

•	Cash flow generated from operations was $8.3 million compared to $14.2 million in fiscal year 2009.

"Fiscal year 2010 was a record year for growth and development at InnerWorkings. The Company’s strong results were driven by execution against our long-term growth strategy, particularly the establishment of profitable new enterprise relationships,” said Eric D. Belcher, Chief Executive Officer of InnerWorkings, "Moreover, we have taken important steps to fulfill our vision for global leadership in print management, including the recent acquisition of CPRO, the leading multi-national print management firm in Latin America. InnerWorkings will continue to grow its geographic footprint to meet the needs of our global clients.”

Additional fourth quarter 2010 financial and operational highlights include the following:

•	For the fourth quarter of 2010, 70 percent of the Company's revenue was generated from sales to enterprise clients, with the remaining 30 percent derived from transactional clients.

•	The Company conducted business with all 25 of its top 25 customers from the year-earlier period.

•	As of December 31, 2010, the Company had an outstanding balance of $47.4 million on its $100 million bank credit facility and retained cash and short-term investments of $9.5 million.

"The Company’s strengthening financial position is reflected in our improving operating profit and return on invested capital," said Joseph M. Busky, Chief Financial Officer of InnerWorkings. "Given our current stage of development, we will continue to invest in the necessary people, processes and technology to support our growth initiatives as we pursue our goal of becoming a global multi-billion dollar business."

Conference Call

A conference call will be broadcast live on Tuesday, February 15, 2011, at 4:30 p.m. Central Time (5:30 p.m. Eastern Time). The live webcast discussion, which will include a Q&A session, will be hosted by Eric D. Belcher, Chief Executive Officer, and Joseph M. Busky, Chief Financial Officer.

To access the conference call by telephone, interested parties may dial (877) 771-7024. Interested parties are also invited to listen to the live webcast by visiting the Investor "Events & Presentations" section of InnerWorkings' website at investor.inwk.com/events.cfm. A replay of the webcast will be available later that day in the same section of the website.

About InnerWorkings

InnerWorkings, Inc. (Nasdaq: INWK) is a leading global provider of managed print and promotional solutions to corporate clients across a wide range of industries. With proprietary technology, an extensive supplier network and deep domain expertise, the Company procures, manages and delivers printed materials and promotional products as part of a comprehensive outsourced enterprise solution. The Company also owns and operates the online business printing site, Inkchaser.com. InnerWorkings is based in Chicago, IL, with 35 offices in North America, South America and Europe.

For more information visit: www.inwk.com.

Non-GAAP Financial Measures

This press release includes the following financial measure defined as a "non-GAAP financial measure" by the Securities and Exchange Commission: adjusted EBITDA. This measure may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of this non-GAAP financial measure to the nearest comparable GAAP measure, see "Reconciliation of Adjusted EBITDA" included in this press release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the "Risk Factors" section of our most recently filed Form 10-K.

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Consolidated Statements of Income (unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2009	2010	2009	2010
Revenue	$107,865,897	$130,397,680	$400,447,044	$482,212,101
Cost of goods sold	81,742,080	98,866,457	301,671,851	366,199,728
Gross profit	26,123,817	31,531,223	98,775,193	116,012,373
Operating expenses:
Selling, general, and administrative expenses	20,609,451	24,529,777	81,287,702	91,796,566
Depreciation and amortization	2,274,525	2,416,469	8,030,772	9,008,514
Income from operations	3,239,841	4,584,977	9,456,719	15,207,293
Total other income (expense)	(350,490)	526,278	(439,204)	1,752,002
Income before taxes	2,889,351	5,111,255	9,017,515	16,959,295
Income tax expense	705,155	1,576,099	2,708,057	5,748,806
Net income	$2,184,196	$3,535,156	$6,309,458	$11,210,489

Basic earnings per share	$0.05	$0.08	$0.14	$0.25
Diluted earnings per share	$0.05	$0.07	$0.13	$0.24

Weighted average shares outstanding, basic	45,623,101	45,822,658	45,535,357	45,703,699
Weighted average shares outstanding, diluted	47,304,351	47,733,052	47,156,705	47,582,337

Consolidated Balance Sheet Data

	December 31,	December 31,
	2009	2010
Cash and cash equivalents	$2,903,906	$5,259,272
Short-term investments	23,541,199	4,284,614
Accounts receivable, net of allowance for doubtful accounts	72,565,814	85,654,403
Unbilled revenue	20,189,900	24,626,558
Inventories	8,749,266	9,674,961
Prepaid expenses	11,399,560	9,836,486
Other current assets	7,391,905	7,139,680
Total long-term assets	120,416,506	133,448,806
Total assets	$267,158,056	$279,924,780

Accounts payable-trade	$53,915,750	$55,604,566
Other current liabilities	16,717,920	13,316,491
Revolving credit facility	46,384,586	47,400,000
Other long-term liabilities	3,089,784	3,419,624
Total stockholders' equity	147,050,016	160,184,099
Total liabilities and stockholders' equity	$267,158,056	$279,924,780

Cash Flow Data (Unaudited)

	2009	2010
Net cash provided by operating activities	$14,201,861	$8,324,293
Net cash used in investing activities	(18,948,010)	(4,182,676)
Net cash provided by (used in) financing activities	3,770,465	(1,780,381)
Effect of exchange rate changes on cash and cash equivalents	(132,265)	(5,870)
Increase (decrease) in cash and cash equivalents	(1,107,949)	2,355,366
Cash and cash equivalents, beginning of period	4,011,855	2,903,906
Cash and cash equivalents, end of period	$2,903,906	$5,259,272

Reconciliation of Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2009	2010	2009	2010

Operating Income	$3,239,841	$4,584,976	$9,456,719	$15,207,293
Depreciation and amortization	2,274,525	2,416,469	8,030,772	9,008,514
Stock based compensation	540,573	879,079	2,481,159	3,148,619
Adjusted EBITDA	$6,054,939	$7,880,524	$19,968,650	$27,364,426

CONTACT:
Scott Kozak
InnerWorkings, Inc.
(312) 642-3700
skozak@inwk.com

SOURCE: InnerWorkings, Inc.